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NEWS RELEASE

DuPont Photomasks Announces
Third Quarter of Fiscal 2003 Results

ROUND ROCK, Texas—April 15, 2003—DuPont Photomasks, Inc. (NASDAQ: DPMI) today announced financial results for the third quarter of fiscal 2003 ended March 31, 2003.

Revenue for the third quarter of fiscal 2003 totaled $76.1 million, 8.7 percent less than last year's third quarter revenue of $83.4 million. Sequentially, revenue declined by 6.0 percent from $81.0 million in the second quarter of fiscal 2003. For the first nine months of fiscal 2003, revenue totaled $241.4 million, compared to the $247.4 million in the same period from the previous year. Net loss for the third quarter of fiscal 2003 was $25.9 million, or $1.43 per share and included charges of $9.2 million related to employee severance from previously announced European consolidation, additional work force reduction in Asia and the U.S., and asset dispositions. In the same period last year, the Company had net income of $4.9 million, or $0.26 per share. Third quarter results also include a $1.5 million benefit related to a revision of a sales rebate estimate recorded previously.

Cash and equivalents totaled approximately $136 million at quarter end, compared to $103 million in the third fiscal quarter of last year and $162 million in the prior quarter.

Business Outlook

The Company currently expects revenue in the fourth quarter of fiscal 2003 ending June 30, 2003 to be in the range of $80 million to $84 million, resulting in a net loss of between $21.2 million and $18.0 million, or $1.17 and $0.99 per share, assuming a tax rate of 0 percent. This earnings estimate includes an anticipated charge of approximately $3.7 million related to employee severance charges as the Company implements the final stages of the previously announced European consolidation plan.

Additional Information

The Company will host a publicly available conference call to review the results on Wednesday, April 16, 2003 at 8:30 a.m. Eastern time. The conference call will be broadcast live at 1-800-915-4836. Also the conference call will be publicly available via a live webcast on DuPont Photomasks' website at www.photomask.com. In addition to the live webcast, a replay will be available to the public on DuPont Photomasks' website. A replay of the conference call will be available for 48 hours following the call at 1-800-428-6051 (pass code 288030).

About DuPont Photomasks, Inc.

DuPont Photomasks is a leading global provider of microimaging solutions. The Company develops and produces advanced photomasks, a key enabling technology used in the manufacture of semiconductor and other microelectronic devices; pellicles, the protective covers for photomasks; and through its wholly-owned subsidiary BindKey Technologies, Inc, electronic design automation (EDA) software. Headquartered in Round Rock, Texas, DuPont Photomasks operates a global network of manufacturing facilities serving semiconductor makers and other electronics producers around the world. DuPont Photomasks posted worldwide revenues of $342 million in fiscal 2002. Information about the company can be found at http://www.photomask.com.

Company Contact
Tom Blake
DuPont Photomasks, Inc.
tel: (512) 310-6562
tom.blake@photomask.com

FORWARD-LOOKING STATEMENTS: Certain statements contained in this document that are not historical facts, are "forward-looking statements," as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve a number of risks and uncertainties. Such forward-looking statements may concern growth and future operating results, forecasts, projections, pricing pressures, potential acquisitions and joint ventures, new manufacturing facilities, capital expenditures, the global economic climate, new products and product enhancements, the future importance of photomask technology, the demand for products, competitive factors, research and development activities and expenditures, strategic relationships with third parties, liquidity, financing, and the Company's strategy. Such forward-looking statements are generally accompanied by words such as "intend," "may," "plan," "expect," "believe," "should," "would," "could," "anticipate" or other words that convey uncertainty of future events or outcomes. Such forward-looking statements are based upon management's current plans, expectations, estimates and assumptions and are subject to a number of risks and uncertainties. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company. Factors that could cause or contribute to such differences include, but are not limited to, those factors set forth below, certain of which are more fully discussed under the caption "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission dated September 9, 2002 and the Form 10-Q dated February 13, 2003: relationships with and dependence on the semiconductor industry, fluctuations in quarterly and annual earnings, operating in a capital intensive industry, significant fixed costs, rapid technological change, competition, significant international operations, world-wide market volatility, manufacturing risks, fluctuation of income tax rates, concentration of customers, dependence on suppliers, dependence on management and technical personnel, volatility of market prices, potential acquisitions, technology challenges in the manufacture of advanced photomasks, intellectual property, changes in governmental laws and regulations, and the potential effect of shares eligible for future sales and registration rights. Results for any interim period are not necessarily indicative of the results for the year. The forward-looking statements are made as of the release date hereof and the Company disclaims any intention or obligation to update or revise any forward-looking statements or to update the reasons why the actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise.

(Tables to follow)

DuPont Photomasks, Inc.

Consolidated Income Statement

[unaudited; in thousands except per share amounts;
quarter and nine months ended March 31, 2003 and 2002]

	Q303	Q302	YTD03	YTD02
Revenue, net	$76,141	$83,357	$241,350	$247,443
Cost of Goods Sold	74,491	65,457	216,225	200,143
Selling, General and Administrative Expense	11,163	10,428	31,498	29,995
Research and Development Expense	6,569	7,746	21,735	21,074
Special Charges	9,247	7,393	21,754	7,393

Operating Loss	(25,329)	(7,667)	(49,862)	(11,162)
Other Income (Expense), net	(1,079)	10,173	(969)	11,431

Income (Loss) Before Income Taxes and Minority Interest	(26,408)	2,506	(50,831)	269
Provision for (Benefit from) Income Taxes	(3)	(3,408)	1,355	(7,021)

Income (Loss) Before Minority Interest	(26,405)	5,914	(52,186)	7,290
Minority Interest in (Income) Loss of Joint Ventures	551	(1,009)	(2,180)	(5,001)

Net Income (Loss)	$(25,854)	$4,905	$(54,366)	$2,289

Earnings (Loss) Per Share:
Basic	$(1.43)	$0.27	$(3.02)	$0.13
Diluted	(1.43)	0.26	(3.02)	0.13
Weighted Average Shares Outstanding:
Basic	18,037,432	17,893,028	18,000,257	17,860,729
Diluted	18,037,432	19,203,065	18,000,257	18,103,031

DuPont Photomasks, Inc.

Consolidated Balance Sheet

[unaudited; $ in thousands]

	Mar. 2003	Jun. 2002
Cash and Cash Equivalents	$136,074	$138,918
Accounts Receivable, net	57,812	66,511
Inventories, net	12,971	11,633
Other Current Assets	14,407	39,573

Total Current Assets	221,264	256,635
Property and Equipment, net	436,510	462,147
Other Assets, net	73,117	54,013

Total Assets	$730,891	$772,795

Accounts Payable	$50,629	$56,539
Other Current Liabilities	76,134	71,134

Total Current Liabilities	126,763	127,673
Other Liabilities	186,104	175,459
Stockholders' Equity	418,024	469,663

Total Liabilities and Stockholders' Equity	$730,891	$772,795

DuPont Photomasks, Inc.

Consolidated Statement of Cash Flows

[unaudited; $ in thousands; nine months ended March 31, 2003 and 2002]

	YTD03	YTD02
Cash Flows from Operating Activities:
Net Loss	$(54,366)	$2,289
Depreciation and Amortization	74,450	67,890
Special Charges and Gain on Sale of Business	21,754	(2,957)
Other	3,425	(2,176)
Changes in Assets and Liabilities	1,495	(19,478)

Net Cash Provided by Operating Activities	46,758	45,568
Net Cash Used in Investing Activities	(51,923)	(88,238)
Net Cash Provided by Financing Activities	1,726	7,718
Effect of Exchange Rate Changes on Cash	595	(232)

Net Cash Flow	$(2,844)	$(35,184)

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DuPont Photomasks, Inc. Consolidated Income Statement
DuPont Photomasks, Inc. Consolidated Balance Sheet
DuPont Photomasks, Inc. Consolidated Statement of Cash Flows